                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

                                (Rule 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

   Filed by the Registrant [X]

   Filed by a Party other than the Registrant [_]

   Check the appropriate box:             [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
   [_] Preliminary Proxy Statement            RULE 14a-6(e)(2))

   [X] Definitive Proxy Statement

   [_] Definitive Additional Materials

   [_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                            SHILOH INDUSTRIES, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

   Payment of Filing Fee (Check the appropriate box):

   [X] No fee required

   [_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

-------------------------------------------------------------------------------
  (2) Aggregate number of securities to which transaction applies:

-------------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

-------------------------------------------------------------------------------
  (4) Proposed maximum aggregate value of transaction:

-------------------------------------------------------------------------------
  (5) Total fee paid:

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[_] Fee paid previously with preliminary materials.

-------------------------------------------------------------------------------
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

-------------------------------------------------------------------------------
  (2) Form, Schedule or Registration Statement No.:

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  (3) Filing Party:

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  (4) Date Filed:

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Notes:

Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                           [SHILOH LOGO APPEARS HERE]
                            Shiloh Industries, Inc.
                           Suite 202, 103 Foulk Road
                           Wilmington, Delaware 19803
                           Telephone: (302) 998-0592

                                                               February 27, 2002

Dear Shiloh Stockholder:

   You are cordially invited to attend the 2002 Annual Meeting of Shiloh Industries, Inc. (the "Company"), which will be held on Wednesday, March 27, 2002, at 10:00 a.m. at The MTD Products Lodge, 5903 Grafton Road, Valley City, Ohio 44280.

   This year, your Board of Directors is recommending that you (i) elect two Directors of a class whose term expires at this Annual Meeting and who are described in the proxy statement, (ii) approve the issuance of Common Stock of the Company to Theodore K. Zampetis, the Company's President and Chief Executive Officer, pursuant to his employment arrangement, as described in this proxy statement and (iii) approve the appointment of the independent certified public accountants of the Company for the current fiscal year.

   The Company has enclosed a copy of its Annual Report for the fiscal year ended October 31, 2001 with this notice of annual meeting of stockholders and proxy statement. If you would like another copy of the 2001 Annual Report, please contact Stephen E. Graham at Shiloh Industries, Inc., 5389 W. 130th Street, Cleveland, Ohio 44130-1094, (216) 267-2600, and you will be sent one.

   Please read the enclosed information carefully before completing and returning the enclosed proxy card. Returning your proxy card as soon as possible will assure your representation at the meeting, whether or not you plan to attend. If you do attend the annual meeting, you may, of course, withdraw your proxy should you wish to vote in person.

                                          Sincerely,
                                          /s/ Theodore K. Zampetis
                                          Theodore K. Zampetis
                                          President and Chief Executive
                                           Officer

                           [SHILOH LOGO APPEARS HERE]
                            Shiloh Industries, Inc.
                           Suite 202, 103 Foulk Road
                           Wilmington, Delaware 19803

                               ----------------

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS MARCH 27, 2002

                               ----------------

   The Annual Meeting of Stockholders of Shiloh Industries, Inc., a Delaware corporation, will be held on Wednesday, March 27, 2002, at 10:00 a.m. (the "Annual Meeting"), at The MTD Products Lodge, 5903 Grafton Road, Valley City, Ohio 44280, for the purpose of:

     (1) Electing two (2) Directors of a class whose term expires at this Annual Meeting and who are described in the proxy statement;

     (2) Approving the issuance of Common Stock of the Company to Theodore K. Zampetis, the Company's President and Chief Executive Officer, pursuant to his employment arrangement;

     (3) Approving the appointment of the independent certified public accountants of the Company for the fiscal year ending October 31, 2002; and

     (4) Transacting such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

   The Board of Directors has fixed the close of business on February 19, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ DAVID J. HESSLER

                                          David J. Hessler
                                          Secretary

February 27, 2002

   The Company's Annual Report for the fiscal year ended October 31, 2001 (the "2001 Annual Report") is enclosed. The 2001 Annual Report contains financial and other information about the Company, but is not incorporated into the proxy statement and is not deemed to be a part of the proxy soliciting material.


    EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXIES AND VOTE IN PERSON IF THEY SO DESIRE.

                            SHILOH INDUSTRIES, INC.
                           Suite 202, 103 Foulk Road
                           Wilmington, Delaware 19803

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

          ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MARCH 27, 2002

   This proxy statement is furnished in connection with the solicitation by the Board of Directors of Shiloh Industries, Inc., a Delaware corporation (the "Company"), of proxies to be used at the annual meeting of stockholders of the Company to be held on March 27, 2002 (the "Annual Meeting"). This proxy statement and the related proxy card are being mailed to stockholders commencing on or about February 27, 2002.

   If the enclosed proxy card is executed and returned, the shares represented by it will be voted as directed on all matters properly coming before the Annual Meeting for a vote. Returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and desire to do so. In addition, the proxy may be revoked at any time prior to its exercise either by giving written notice to the Company or by submission of a later dated proxy.

   Stockholders of record of the Company at the close of business on February 19, 2002 will be entitled to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 14,798,094 shares of Common Stock. A list of such holders will be open to the examination of any stockholder for any purpose germane to the meeting at Shiloh Industries, Inc., Suite 202, 103 Foulk Road, Wilmington, Delaware 19803 and Shiloh Industries, Inc., 5389 W. 130th Street, Cleveland, Ohio 44130-1094 for a period of ten days prior to the meeting. Each share of Common Stock is entitled to one vote. At the Annual Meeting, inspectors of election shall determine the presence of a quorum and shall tabulate the results of the vote of the stockholders. The holders of a majority of the total number of outstanding shares of Common Stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the Annual Meeting. Properly executed proxies marked "abstain," as well as proxies held in street name by brokers that are not voted on all proposals to come before the Annual Meeting ("broker non-votes"), will be considered "present" for purposes of determining whether a quorum has been achieved at the Annual Meeting.

   The two nominees for Director receiving the greatest number of votes cast at the Annual Meeting in person or by proxy shall be elected. Consequently, any shares of Common Stock present in person or by proxy at the Annual Meeting, but not voted for any reason have no impact in the election of Directors, except to the extent that the failure to vote for an individual may result in another individual receiving a larger number of votes. All other matters to be considered at the Annual Meeting require for approval the favorable vote of a majority of shares voted at the meeting in person or by proxy. Stockholders have no right to cumulative voting as to any matter, including the election of Directors. If any proposal at the Annual Meeting must receive a specific percentage of favorable votes for approval, abstentions in respect of such proposal are treated as present and entitled to vote under Delaware law and, therefore, such abstentions have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

   The shares represented by all valid proxies received will be voted in the manner specified on the proxies. Where specific choices are not indicated on a valid proxy, the shares represented by such proxies received will be voted: (i) for the nominees for Director named in this proxy statement; (ii) for approval of the issuance of Common Stock of the Company to Theodore K. Zampetis, the Company's President and Chief Executive Officer, pursuant to his employment arrangement; (iii) for approval of the appointment of PricewaterhouseCoopers LLP, as independent certified public accountants; and (iv) in accordance with the best judgment of the persons named in the enclosed proxy, or their substitutes, for any other matters which properly come before the Annual Meeting.

                             ELECTION OF DIRECTORS

   The Company's Restated Certificate of Incorporation provides that the Board of Directors will be divided into three classes of Directors to be as nearly equal in number of Directors as possible. Class III consists of Curtis E. Moll and Theodore K. Zampetis and their current term of office will expire at this Annual Meeting. Class I currently consists of Maynard H. Murch IV, David J. Hessler and John J. Tanis and their current term of office will expire at the 2003 Annual Meeting of Stockholders. Class II consists of Ronald C. Houser and James A. Karman and their current term of office will expire at the 2004 Annual Meeting of Stockholders. At each annual stockholders' meeting, Directors are elected for a term of three years and hold office until their successors are elected and qualified or until their earlier removal or resignation. Newly created directorships resulting from an increase in the authorized number of Directors or any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause may be filled by a majority of the remaining Directors then in office. All Directors, other than Directors who are employees of the Company, receive a retainer of $5,000 per quarter. In addition, each such Director receives a fee of $1,500 for each Board of Directors meeting and $1,000 for each committee meeting attended, provided that such fees for attendance at Board meetings and committee meetings may not exceed $1,500 per day. Directors receive an additional fee of $500 for serving as Chairman of their respective committees. In addition, each such Director is reimbursed for any reasonable travel expenses incurred in attending such meetings.

   At the Annual Meeting, two Directors are to be elected to hold office, each for a term of three years and until his successor is elected and qualified. The Board of Directors recommends that its two nominees for Director be elected at the Annual Meeting. The nominees are Curtis E. Moll and Theodore K. Zampetis. Messrs. Moll and Zampetis currently serve as Directors of the Company. Mr. Moll has served as a Director of the Company since April 1993 and Chairman of the Board since April 1999. Mr. Zampetis has served as a Director of the Company since July 1993 and Chief Executive Officer and President since January 2002. If any nominee becomes unavailable for any reason or should a vacancy occur before the election, which events are not anticipated, the proxies will be voted for the election of such other person as a Director as the Board of Directors may recommend.

   Information regarding the continuing Directors of the Company is set forth below:

 Name                                      Age         Position(s)
 ----                                      ---         ----------
 Theodore K. Zampetis (1)................   56 President, Chief Executive Officer and Director
 David J. Hessler........................   58 Secretary and Director
 Ronald C. Houser........................   55 Director
 James A. Karman (2)(3)..................   64 Director
 Curtis E. Moll (4)......................   62 Chairman of the Board and Director
 Maynard H. Murch IV (2)(3)..............   58 Director
 John J. Tanis (2)(3)....................   75 Director

--------
(1) Mr. Zampetis served as a member of the Audit Committee and the Compensation Committee until January 2002.
(2) Member of the Compensation Committee.
(3) Member of the Audit Committee.
(4) Member of the Executive Committee.

Director Nominees

   CURTIS E. MOLL has served as a Director of the Company since its formation in April 1993 and became Chairman of the Board in April 1999. Since 1980, Mr. Moll has served as the Chairman of the Board and Chief Executive Officer of MTD Products Inc, a privately held manufacturer of outdoor power equipment ("MTD Products"). Mr. Moll also serves as a director of Sherwin-Williams Company and AGCO Corporation.

   THEODORE K. ZAMPETIS has served as a Director of the Company since July 1993 and as President and Chief Executive Officer of the Company since January 2002. From January 2001 to January 2002, Mr. Zampetis served as President of Strategic Partners International, LLC, a management consulting firm. From November 1999 to December 2000, Mr. Zampetis independently conducted research and performed certain consulting services. Previously, he had worked for 27 years at Standard Products Company, a manufacturer of rubber and plastic parts principally for automotive original equipment manufacturers, where he held various positions, including serving as the President and Chief Operating Officer of World Wide Operations from 1991 to 1999 at which point Standard Products was sold to Cooper Tire.

Continuing Directors

   RONALD C. HOUSER became a Director of the Company in December 1999. Since August 1996, Mr. Houser has served as Chief Financial Officer of MTD Products. In addition, Mr. Houser was appointed as Executive Vice President of MTD Products in September 1999. Prior to August 1996, Mr. Houser served as Assistant Comptroller for The Goodyear Tire & Rubber Company, a manufacturer of tires, belts, hoses and other rubber products for the transportation industry. Mr. Houser also serves as a director of MTD Products.

   DAVID J. HESSLER has been the Secretary and a Director of the Company since its formation in April 1993. Mr. Hessler has been a Senior Partner in the law firm of Wegman, Hessler & Vanderburg or its predecessors since 1978, and has been the Secretary of MTD Products since 1977.

   JAMES A. KARMAN became a Director of the Company in January 1995. Since 1978, Mr. Karman has served as President and Chief Operating Officer, and since 1963 as a member of and since 1999 as Vice Chairman of the Board of Directors, of RPM, Inc., a worldwide producer of specialty chemicals, coatings and sealants for industrial and consumer markets. Mr. Karman also serves as director of Metropolitan Financial Corp. and A. Schulman, Inc.

   MAYNARD H. MURCH IV has served as a Director of the Company since March 2000. Mr. Murch has served as the President of Maynard H. Murch Co., Inc., an investment company, since January 1985. In addition, Mr. Murch has served as Vice President of Parker/Hunter Incorporated, an investment company, since 1976. Mr. Murch also serves as a director of Robbins & Meyers, Inc.

   JOHN J. TANIS became a Director of the Company in March 2001. Mr. Tanis served as Chairman, President and Chief Executive Officer of United Screw and Bolt Corporation, a manufacturer of fastener products from 1973 to 1997 before his retirement.

Committees and Directors Meetings

   The Board of Directors has three standing committees: the Executive Committee, the Audit Committee and the Compensation Committee. These committees were established in July 1993 in connection with the Company's initial public offering.

   The Executive Committee exercises the power and authority of the Board of Directors on all matters, except as expressly limited by applicable law, in the interim period between Board of Directors' meetings. The Executive Committee did not meet in fiscal 2001.

   The Audit Committee recommends to the Board of Directors, subject to stockholder approval, the appointment of the Company's independent certified public accountants. The Audit Committee discusses with the Company's management and the Company's independent certified public accountants the overall scope and specific plans for the accountants' audit. The Audit Committee reviews audit and non-audit fees. The Audit Committee also considers issues relating to auditor independence. The Audit Committee meets at least semi-annually with the Company's senior management and independent certified public accountants to discuss the results of the accountants' examination and the Company's financial reporting. The Audit Committee held two meetings in fiscal 2001.

   The Compensation Committee oversees all matters relating to human resources of the Company and administers (i) all stock option or stock-related plans and, in connection therewith, all awards of options and performance units to employees pursuant to any such stock option or stock related plan; (ii) all bonus plans, including, without limitation, the Executive Incentive Bonus Plan; and (iii) all compensation of the Chief Executive Officer and President of the Company. The Compensation Committee held two meetings in fiscal 2001.

   The Board of Directors held nine meetings in fiscal 2001. All of the Directors attended at least seventy-five percent (75%) of the total meetings held by the Board of Directors in fiscal 2001 during their tenure as a Director. In addition, all Directors attended at least seventy-five percent (75%) of the total number of meetings held by all committees of the board on which they served.

Audit Fees

   PricewaterhouseCoopers LLP billed fees to the Company of approximately $262,500, in the aggregate, for professional services rendered by PricewaterhouseCoopers LLP for the audit of the Company's annual financial statements for the fiscal year ended October 31, 2001 and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal year ended October 31, 2001.

All Other Fees

   PricewaterhouseCoopers LLP billed fees to the Company of approximately $289,822, in the aggregate, for services rendered by PricewaterhouseCoopers LLP for all services (other than those covered above under "Audit Fees") during the fiscal year ended October 31, 2001.

Compensation Committee Interlocks and Insider Participation and Certain Relationships and Related Transactions

   The law firm of Wegman, Hessler & Vanderburg, of which Mr. Hessler is a Senior Partner, provided services to the Company in fiscal 2001 in the amount of $963,448 and provides services to the Company on an on-going basis. Mr. Hessler is the Secretary and a Director of the Company. Although Mr. Hessler is Secretary of the Company, he receives no compensation for holding such position.

   The management consulting firm of Strategic Partners International, LLC, of which Mr. Zampetis was President until January 2002, provided services to the Company in fiscal 2001 in the amount of $256,000.

   On July 31, 2001, the Company completed the sale of certain assets and liabilities of its Valley City Steel division to Viking Industries, LLC ("Viking") for $12.4 million. In connection with this transaction, the Company and Viking formed a joint venture, Valley City Steel, LLC ("VCS LLC"), in which the Company owns a minority interest (49%) in the new entity and Viking owns a majority interest (51%). Viking contributed the assets purchased to the joint venture. The Company also contributed certain other assets and liabilities of Valley City Steel to the joint venture. The Company retained ownership of the land and building where the joint venture conducts its operations, and leases these facilities to the joint venture. The new entity continues to supply steel processing services to the Company. As of September 1, 2001 and on the first day of every month thereafter, the Company has the right to require VCS LLC to repurchase its interest at a put purchase price as defined in the operating agreement. In addition, as of September 1, 2002 and on the first day of every month thereafter, both the Company and Viking have the right to purchase the others interest at a call purchase price as defined in the operating agreement. The land and building leased by VCS LLC and owned by the Company secures debt incurred by VCS LLC. The debt matures in August 2003. Once this debt is discharged and released, the Company's ownership in VCS LLC will be reduced to 40% and Viking's interest increased to 60%.

   Transactions with VCS LLC during the three months ended October 31, 2001 included purchases of $544,727 and rental income of $179,100. As of October 31, 2001 the Company had amounts owed to VCS LLC of $193,656. Purchases from VCS LLC were substantially at market prices. In addition, during fiscal 2001, Mr. Falcon, the former President and Chief Executive Officer of the Company, Mr. James E. Buddelmeyer, former Vice President of Materials and Procurement of the Company and Mr. Robert A. Henderson, Vice President of Blanking of the Company served as members of the management committee of VCS LLC.

   In November 1999, the Company acquired the automotive division of MTD Products Inc ("MTD Automotive") for $20.0 million in cash and 1,428,571 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), of which 535,714 were contingently returnable at November 1, 1999. Pursuant to the terms of the earnout provisions of the Asset Purchase Agreement, dated as of June 21, 1999, as amended (the "Purchase Agreement"), entered into by and among the Company, Shiloh Automotive, Inc. and MTD Products Inc ("MTD Products"), the aggregate consideration was increased due to the performance of MTD Automotive during the first twelve months subsequent to consummation of such acquisition. As a result of the subsequent performance of MTD Automotive, the 535,714 contingently returnable shares of Common Stock were not required to be returned to the Company and in January 2001, the Company issued MTD Products an additional 288,960 shares of Common Stock and the Company's wholly owned subsidiary issued a note in the aggregate principal amount of $4.0 million. The Company was guarantor of the note. In accordance with the Purchase Agreement, approximately $1.8 million was returned to the Company for settlement of price concessions and capital expenditure reimbursements relating to fiscal 2000. These adjustments were reflected in the Company's financial statements for the year ended October 31, 2000 as adjustments to the purchase price payable under the terms of the Purchase Agreement. During fiscal 2001, MTD Products forgave all interest relating to the note through October 31, 2001 in the aggregate amount of $0.3 million. The Company satisfied all of its remaining obligations under the note by issuing to MTD Products 42,780 shares of Series A Preferred Stock in accordance with an amendment to the Purchase Agreement, which was entered into as of December 31, 2001. The shares of Series A Preferred Stock were issued in January 2002. In October 2001, the Company settled a contingency set forth in the Purchase Agreement related to price concessions for fiscal 2001 for approximately $1.3 million. This additional reduction to the purchase price is reflected in the Company's financial statements as of October 31, 2001. Also in accordance with the Purchase Agreement, the purchase price may be adjusted at the end of fiscal 2002 upon resolution of a final contingency.

   At the closing of the acquisition of MTD Automotive, the Company entered into a Transitional Services Agreement with MTD Products. Under the terms of such agreement, MTD Products provided information management and other administrative services to MTD Automotive until October 31, 2001, two years after the consummation of the acquisition of MTD Automotive. MTD Products did not receive compensation for these services in fiscal 2001.

   In fiscal 2001, the Company had sales to MTD Products in the aggregate amount of approximately $13.6 million. In addition, MTD Automotive continues to provide certain parts to MTD Products.

   On May 29, 2001, the Company, Messrs. Dominick C. Fanello, James C. Fanello, Robert Grissinger and Robert E. Sutter and various trusts set up for the benefit of members of the Fanello families, and MTD Products mutually agreed to terminate the Stockholders Agreement, dated June 2, 1993, as amended March 11, 1994.

   In June 1993, the Company entered into a registration rights agreement (the "Registration Agreement"), which grants to both MTD Products and the former shareholders of Shiloh Corporation, including Messrs. D. Fanello and J. Fanello as a group (collectively, the "Shiloh Group"), (i) the right to require the Company on one occasion to register all or part of their holdings of Common Stock and (ii) certain "piggyback" registration rights to participate in future registrations of the securities of the Company. Under the Registration Agreement, the Company is required to pay all expenses incurred in connection with any such registrations other than any underwriting discounts and commissions associated with the sale of such Common Stock of such stockholders or fees of their counsel.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

   Except as otherwise noted, the following table sets forth certain information as of November 30, 2001 as to the security ownership of those persons owning of record or known to the Company to be the beneficial owner of more than five percent of the voting securities of the Company and the security ownership of equity securities of the Company by each of the Directors and each of the executive officers named in the Summary Compensation Table (the "Named Executive Officer"), and all Directors and executive officers as a group. Unless otherwise indicated, all information with respect to beneficial ownership has been furnished by the respective Director, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Common Stock has been determined for this purpose in accordance with the applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"). As of November 30, 2001, the Company had 14,798,094 shares of Common Stock outstanding.

                                          Amount and Nature    Percentage of Shares
      Names and Addresses              of Beneficial Ownership   of Common Stock
     of Beneficial Owners                  of Common Stock     Beneficially Owned (%)
     --------------------              ----------------------- --------------------
MTD Products Inc (1)................          8,405,266                56.8%
 5965 Grafton Road
 Valley City, Ohio 44280

Dominick C. Fanello (2).............            812,613                 5.5%
 402 Ninth Avenue
 Mansfield, Ohio 44905

James C. Fanello (3)................            807,912                 5.5%
 402 Ninth Avenue
 Mansfield, Ohio 44905

Merrill Lynch & Co., Inc. (4).......          2,112,400                14.3%
 World Financial Center
 250 Vesey Street
 New York, New York 10381

Dimensional Fund Advisers, Inc.(5)..            896,100                 6.1%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, California 90401

KeyCorp (6).........................            809,512                 5.5%
 127 Public Square
 Cleveland, Ohio 44114

John F. Falcon (7)..................             73,333                   *

David J. Hessler (8)................             17,200                   *

Curtis E. Moll (9)..................          8,437,141                57.0%

Ronald C. Houser (10)...............          8,411,266                56.8%

Maynard H. Murch IV (11)............              5,000                   *

James A. Karman.....................              1,000                   *

John J. Tanis.......................              2,000                   *

Theodore K. Zampetis................              2,000                   *

Hayden M. Cotterill (12)............              3,333                   *

David K. Frink (13).................             35,915                   *

Lawrence D. Paquin (14).............             13,333                   *

Stephen J. Tomasko (15).............              3,333                   *

All Directors, the Director
 Nominees and executive
 officers as a group (19
 persons)...........................          8,671,353                57.9%

--------
 *   Less than one percent
(1) Includes 1,104,400 shares of Common Stock beneficially owned by the MTD Products Inc Master Employee Benefit Trust, a trust fund established and sponsored by MTD Products.
(2) Includes 637,007 shares owned of record by the Dominick C. Fanello Grantor Retained Annuity Trust U/A and held by The Richland Bank, as trustee under a Trust Agreement, dated as of November 20, 2001. Under the terms of the Trust Agreement, the trustee has sole voting and dispositive power with respect to the shares held by the trust. Also includes 790 shares owned by Mr. Fanello's spouse, 174,616 shares owned of record by the Rose M. Fanello Grantor Retained Annuity Trust U/A, which are also held by The Richland Bank, as trustee, who has sole voting and dispositive power with respect to the shares held by the trust. Also includes 200 shares held by Mr. Fanello as custodian for minor grandchildren.
(3) Includes 637,007 shares owned of record by the James C. Fanello Trust and held by KeyBank National Association, as trustee under a Trust Agreement, dated as of May 17, 1993, and includes 170,139 shares owned of record by the Kathleen Fanello Trust. Mr. Fanello shares voting power with Kathleen Fanello with respect to the shares held by the Kathleen Fanello Trust. Under the terms of Mr. Fanello's trust agreement, KeyBank has sole voting power and shared dispositive power with Mr. Fanello with respect to the shares held by the trust. In addition, the trust agreement grants Mr. Fanello the right to revoke such trust at any time upon notice to the trustee.
(4) Information reported is based on a Schedule 13G filed on February 5, 2002. Includes 894,800 shares which are owned by the Master Small Cap Value Trust.
(5) Based on a Schedule 13G filed on February 12, 2002, the shares of Common Stock reported are beneficially owned by a registered investment adviser. In addition, because the named stockholder holds these shares in its capacity as investment adviser to four registered investment companies and as investment adviser to certain other investment vehicles (collectively, the actual owners of such shares), it disclaims beneficial ownership thereof.
(6) As a result of its capacity as trustee for Mr. J. Fanello and certain members of his immediate family, KeyBank's parent corporation, KeyCorp, claimed to have, as reported on a Schedule 13G filed on February 12, 2002, sole voting power with respect to 809,512 shares of Common Stock of the Company, sole dispositive power with respect to 809,412 shares of Common Stock of the Company and shared dispositive power with respect to 100 shares of Common Stock of the Company.
(7) Includes 63,333 shares of Common Stock subject to stock options granted under the Company's 1993 Key Employee Stock Incentive Plan, which are currently exercisable.
(8) Includes 1,000 shares owned by Mr. Hessler's spouse and includes 4,500 shares held by trusts in which Mr. Hessler serves as co-trustee. Under the terms of the trust agreements, Mr. Hessler has shared voting and investment power with respect to these shares. Mr. Hessler disclaims beneficial ownership of these 5,500 shares.
(9) Includes 7,300,866 shares which are owned of record by MTD Products and 1,104,400 shares of Common Stock beneficially owned by the MTD Products Inc Master Employee Benefit Trust, a trust fund established and sponsored by MTD Products. Mr. Moll is Chairman of the Board, Chief Executive Officer and a director of MTD Products. Also includes 500 shares held by Moll Family Properties, 1000 shares held by Mr. Moll's spouse and 20,000 shares held by the Jochum-Moll Foundation, a charitable organization in which Mr. Moll shares voting and investment power over all the foundation's assets. Mr. Moll disclaims beneficial ownership of these shares. Mr. Moll's address is c/o MTD Products Inc, 5965 Grafton Road, Valley City, Ohio 44280.
(10) Includes 7,300,866 shares which are owned of record by MTD Products and 1,104,400 shares of Common Stock beneficially owned by the MTD Products
     Inc Master Employee Benefit Trust, a trust fund established and sponsored by MTD Products. Mr. Houser is Chief Financial Officer and a director of MTD Products. Mr. Houser's address is c/o MTD Products Inc, 5965 Grafton Road, Valley City, Ohio 44280.
(11) Includes 3,000 shares held in a trust fund to which Mr. Murch serves as co-trustee and is the sole beneficiary.

(12) Includes 3,333 shares of Common Stock subject to stock options granted under the Company's 1993 Key Employee Stock Incentive Plan, which are currently exercisable.
(13) Includes 35,333 shares of Common Stock subject to stock options granted under the Company's 1993 Key Employee Stock Incentive Plan, which are currently exercisable.
(14) Includes 13,333 shares of Common Stock subject to stock options granted under the Company's 1993 Key Employee Stock Incentive Plan, which are currently exercisable.
(15) Includes 3,333 shares of Common Stock subject to stock options granted under the Company's 1993 Key Employee Stock Incentive Plan, which are currently exercisable.

Section 16 Beneficial Ownership Reporting Compliance

   The Form 3s to report the following management additions were not filed in a timely manner and the subsequent grants of stock options were not reported due to an administrative oversight; as a result, the following information was reported on a Form 3 in January 2002:

  . James E. Buddelmeyer became an executive officer of the Company in November 1999 and was granted stock options on January 12, 2000 and on December 8, 2000.

  . Robert A. Henderson became an executive officer of the Company in November 2000 and was granted stock options on December 8, 2000.

  . Richard K. Holmes became an executive officer of the Company in January 1999 and was granted stock options on January 12, 2000 and on December 8, 2000.

  .  John R. Walker became an executive officer of the Company in January
     2001.

   The Form 3 to report the following was filed late due to an administrative oversight:

  .  John J. Tanis became a director of the Company in March 2001.

   The Form 4s to report the following transactions were not filed due to an administrative oversight and were late filed on a Form 5:

  . Ronald C. Houser acquired 2,000 shares of the Company's common stock in June 2001 and 2,000 shares of the Company's common stock in September 2001.

                       COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

   The table below provides information relating to compensation for the Company's last three fiscal years for persons serving as the Chief Executive Officer during the fiscal year and the four most highly compensated executive officers of the Company (the "Named Executive Officers") serving at the end of the fiscal year. The amounts shown include compensation for services in all capacities that were provided to the Company and its direct and indirect subsidiaries and predecessors.

                                                                        Long-Term
                                                                      Compensation        All
                                                 Annual             Awards Securities    Other
                                              Compensation/  Bonus     Underlying     Compensation
Name And Principal Position              Year  Salary ($)     ($)     Options/SARS       ($)(2)
---------------------------              ---- ------------- ------- ----------------- ------------
John F. Falcon (1).....................  2001   $439,431    $     0      25,000          $1,712
 President, Chief Executive              2000   $317,825    $     0      25,000          $2,169
 Officer and Director                    1999   $167,309    $50,000      45,000          $    0

David K. Frink (3).....................  2001   $221,096    $     0      10,000          $2,249
 Vice President of                       2000   $201,377    $20,000      10,000          $2,183
 Engineered Welded Blanks                1999   $192,014    $40,000      12,000          $6,364

Lawrence D. Paquin (4).................  2001   $187,308    $     0      10,000          $2,178
 Vice President of Quality               2000   $177,404    $19,000      10,000          $2,778
 Control and Continuous Improvement      1999   $ 40,385    $ 8,000           0          $    0

Hayden M. Cotterill (5)................  2001   $222,096    $     0      10,000          $2,754
 Vice President of Engineered Products   2000   $152,981    $22,000           0          $2,729

Stephen J. Tomasko (6).................  2001   $168,308    $     0      10,000          $2,678
 Vice President of Human Resources       2000   $ 95,301    $16,000           0          $1,215

--------
(1) On April 12, 1999, John F. Falcon was appointed President and Chief Executive Officer of the Company. Mr. Falcon left the Company in January 2002.
(2) The amounts listed for fiscal 1999 were contributed by Shiloh Corporation to Shiloh Corporation's qualified profit sharing retirement plan, as profit sharing contributions and as matching contributions relating to before-tax contributions made by such named executive officer under such plan. The amounts listed for fiscal 2000 and 2001 reflect matching contributions only.
(3) Mr. Frink left the Company in February 2002.
(4) On August 2, 1999, Larry D. Paquin was appointed Vice President of Quality and Continuous Improvement. Mr. Paquin left the Company in February 2002.
(5) On January 31, 2000, Hayden M. Cotterill was appointed Vice President of Engineered Products. Mr. Cotterill left the Company in February 2002.
(6) On April 3, 2000, Stephen J. Tomasko was appointed Vice President of Human Resources. Mr. Tomasko left the Company in February 2002.

Stock Option Holdings

   The following table sets forth information with respect to the Named Executive Officers concerning grants of stock options made during its last fiscal year.



                                      Individual Grants                  Potential
                         -------------------------------------------- Realizable Value
                                      Percent of                         at Assumed
                                        Total                         Annual Rates of
                          Number of  Options/SARS                       Stock Price
                         Securities   Granted to  Exercise            Appreciation for
                         Underlying  Employees in or Base               Option Term
                         Option/SARS  Fiscal Year  Price   Expiration ----------------
      Name               Granted (#)      (%)      ($/SH)     Date    5% ($)  10% ($)
      ----               ----------- ------------ -------- ---------- ------- --------
John F. Falcon..........   25,000        8.6%      $3.75    12/08/10  $58,959 $149,413
David K. Frink..........   10,000        3.4%      $3.75    12/08/10  $23,583 $ 59,765
Lawrence D. Paquin......   10,000        3.4%      $3.75    12/08/10  $23,583 $ 59,765
Hayden M. Cotterill.....   10,000        3.4%      $3.75    12/08/10  $23,583 $ 59,765
Stephen J. Tomasko......   10,000        3.4%      $3.75    12/08/10  $23,583 $ 59,765

Aggregated Fiscal Year-End Option Values

                                             Number of Securities
                          Shares            Underlying Unexercised       Value of Unexercised
                         Acquired  Value    Options/SARS at Fiscal   In-The-Money Options/SARS at
                            on    Realized       Year-End (#)             Fiscal Year-End ($)
     Name(1)             Exercise    $     Exercisable/Unexercisable Exercisable/Unexercisable (2)
     -------             -------- -------- ------------------------- -----------------------------
John F. Falcon..........    --       --          63,333/31,667                    0/0
David K. Frink..........    --       --          35,333/11,667                    0/0
Lawrence D. Paquin......    --       --           13,333/6,667                    0/0
Hayden M. Cotterill.....    --       --            3,333/6,667                    0/0
Stephen J. Tomasko......    --       --            3,333/6,667                    0/0

--------

(1) Only those options held at the end of the last fiscal year of the Company are listed.
(2) All stock options were out of the money (the exercise price was higher than the market price) as of October 31, 2001.

Pension Plans

 Shiloh Corporation Cash Balance Pension Plan

   Effective January 1, 2000, the Shiloh Corporation Pension Plan (the "Prior Plan") was amended to become the Shiloh Corporation Cash Balance Pension Plan (the "New Pension Plan"). The Prior Plan provided a benefit to participants pursuant to a defined benefit formula based on final average compensation and years of service. The New Pension Plan provides a benefit to participants under a new "cash balance" formula.

   Under the new cash balance benefit formula, pension benefits are based on a participant's hypothetical account balance, rather than final average compensation and years of service. As of January 1, 2000, each participant's benefits which accrued under the Prior Plan's formula were converted to an amount equal to their actuarial present value. That amount became the participant's hypothetical account balance under the New Pension Plan. That balance, if any, is increased after January 1, 2000 by hypothetical annual allocations at the end of each subsequent year of Company service equal to four percent of the participant's compensation for that year. An equivalent percentage is allocated to a participant's account for any of the participant's compensation that exceeds the taxable wage base for Social Security taxes. In addition, the balance for those participants who were participants in the Prior Plan and who were age forty or older on January 1, 2000, which includes Messrs. Falcon, Frink and Paquin, will receive an additional credit equal to three percent of the participant's compensation for a period of ten years, starting on January 1, 2000. The hypothetical account is also increased by hypothetical interest for each plan year until the benefit is paid, at an annual rate equal to the average annual rate of interest on 30-year Treasury securities in effect for the second month preceding the first day of the plan year. Generally, the "cash balance" benefit is payable in a lump sum equal to the hypothetical account balance, or in the form of an actuarially equivalent life annuity selected by the participant.

   Under the New Pension Plan's benefit formula, the estimated annual benefit payable upon retirement at age 65 for John F. Falcon, David K. Frink, Larry D. Paquin, Hayden M. Cotterill and Stephen J. Tomasko is $37,626, $17,965, $9,534, $16,375 and $9,962, respectively.

Compensation Committee Report on Executive Compensation

   This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   The Compensation Committee ("the Committee") of the Board of Directors is responsible for establishing and administering an executive compensation program for the Company, determining the compensation of the chief executive officer and approving the compensation proposed by the chief executive officer for all other executive officers of the Company.

   The Committee, comprised of three non-employee directors, has prepared this report to summarize for the stockholders the Company's policies and practices with regard to executive compensation.

   Objectives. The Company's basic objectives for executive compensation are to recruit and keep top quality executive leadership focused on attaining long-term corporate goals and increasing stockholder value.

   Elements of Compensation. Total compensation has four components: (i) base salary; (ii) short-term incentive (cash bonus); (iii) long-term incentive (stock options); and (iv) deferred compensation (defined benefit retirement plan).

   Base Salary. Base salaries for executive officers are set within ranges that are reasonable, considering comparable positions in companies similar to the Company in industry and region. Base salaries are also intended to be equitable, intracompany, and high enough to keep qualified executives from being overdependent on cash bonuses in a cyclical industry.

   Short-Term Incentives. Annual cash bonuses are based on the Company's attainment of its earnings objectives. In 1997, these incentives were extended to managers in the Company's various business units. All cash bonuses are tied to individual and group performance based on goals established at the start of the year and are available in proportionately greater amounts to those who can most influence corporate earnings.

   Long-Term Incentives. Long-term incentives consisting of stock options are intended to motivate executives to make and execute plans that improve stockholders' value over the long-term.

   Deferred Compensation. The Company's defined benefit retirement plan and a profit sharing retirement plan are available for the executive officers of the Company on the same basis as all other eligible employees of the Company. Both plans are qualified plans to which the Company makes profit sharing and matching contributions on behalf of the plan's participants.

Chief Executive Officer Compensation

   In determining Mr. Falcon's total compensation, the Committee considers the Company's financial results, his leadership in developing and executing the Company's strategic plan and his role in the Company's acquisition program. The Committee increased Mr. Falcon's salary on January 1, 2001 from $400,000 to $450,000. In addition, he was granted 25,000 options in fiscal 2001 for shares of Common Stock pursuant to the Company's Amended and Restated 1993 Key Employee Stock Incentive Plan.

   Based on the Company's performance achievements, relative to the financial performance of the business plan applicable to fiscal year 2001, no cash bonus was paid. In January 2002, Mr. Falcon resigned as President and Chief Executive Officer.

   This report is submitted on behalf of the Compensation Committee:

                                          Maynard H. Murch, IV, Chairman
                                          James A. Karman
                                          Theodore K. Zampetis*
--------
* Mr. Tanis replaced Mr. Zampetis as member of the Compensation Committee in January 2002. The actions taken with respect to the Compensation Committee Report were taken prior to the appointment of Mr. Zampetis as President and Chief Executive Officer of the Company.

                             AUDIT COMMITTEE REPORT

   The Board of Directors of the Company adopted a written Audit Committee Charter on May 25, 2000. Messrs. Karman and Murch, members of the Audit Committee are independent as set forth in Rule 4200(a)(14) of the NASD Manual. In addition, Mr. Zampetis served on the Audit Committee during fiscal 2001. Strategic Partners International LLC, of which Mr. Zampetis was President until January 2002, provided management consulting services to the Company during fiscal 2001. The Board of Directors considered the provision of such services and determined that it did not impair the independence of Mr. Zampetis in accordance with Rule 4350(d) of the NASD Manual.

   The Audit Committee has reviewed and discussed with the Company's management and PricewaterhouseCoopers LLP, the Company's independent auditors, the audited financial statements of the Company contained in the Company's Annual Report to Stockholders for the year ended October 31, 2001. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

   The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), and has discussed with PricewaterhouseCoopers LLP such independent auditors' independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by PricewaterhouseCoopers LLP is compatible with maintaining their independence.

   Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2001, filed with the Securities and Exchange Commission.

   This report is submitted on behalf of the Audit Committee.

                                          James A. Karman, Chairman
                                          Maynard H. Murch IV
                                          Theodore K. Zampetis*
--------
* Mr. Tanis replaced Mr. Zampetis as member of the Audit Committee in January 2002. The actions taken with respect to the Audit Committee Report were taken prior to the appointment of Mr. Zampetis as President and Chief Executive Officer of the Company.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

   The following graph compares the Company's cumulative total stockholder return for the five year period ended October 31, 2001 with the Nasdaq composite index and indices of certain companies selected by the Company as comparative to the Company. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100.00 on October 31, 1996.

                              [PERFORMANCE GRAPH]

                     COMPARISON OF COMPANY'S COMMON STOCK, NASDAQ
                           COMPOSITE INDEX AND PEER GROUP INDEX

                             SHILOH     PER INDEX   NASDAQ COMP INDEX
                             ------     ---------   -----------------
             10/31/96......... 100.00       100.00          100.00
             10/31/97......... 109.85      115.072          130.46
             10/30/98.........  98.48       95.794          145.02
             10/29/99.........  56.82       88.014          242.85
             10/31/00.........  35.98       52.172          275.86
             10/31/01.........  13.21       56.000          138.37


   For the period of October 31, 1996 through October 31, 2001, the companies selected to form the Company's line-of-business peer group index were: A. M. Castle & Co., Arvin Industries, Inc., Gibraltar Steel Corp., Huntco Inc., Olympic Steel, Inc., Steel Technologies, Inc., Tower Automotive, Inc. and Worthington Industries, Inc. The total return of each member of the Company's peer group has been weighted according to each member's stock market capitalization.

         APPROVAL OF ISSUANCE OF COMMON STOCK TO THEODORE K. ZAMPETIS,
              THE COMPANY'S CHIEF EXECUTIVE OFFICER AND PRESIDENT,
                     PURSUANT TO HIS EMPLOYMENT ARRANGEMENT

   Mr. Zampetis was appointed by the Board of Directors as the Chief Executive Officer and President of the Company on January 28, 2002. Mr. Zampetis and the Company have agreed to execute an employment arrangement having an employment term of five years. The final terms of this arrangement have not yet been established.

   Mr. Zampetis' annual salary during the first three years will consist of shares of Common Stock of the Company. At the end of each of the first three fiscal years, Mr. Zampetis will receive 350,000, 300,000 and 250,000, respectively, shares of Common Stock of the Company. This issuance of Common Stock is subject to the approval of the stockholders of the Company.

   During the fourth and fifth years of the term of the employment arrangement, Mr. Zampetis will receive cash compensation in an amount to be determined. Mr. Zampetis will also receive options exercisable for Common Stock during the term of his employment agreement. These options will be granted pursuant to the Amended and Restated 1993 Key Employee Stock Incentive Plan. Additional terms of the employment arrangement may include reimbursement for relocation expenses, benefits consistent with other executives of the Company and vacation provisions. In addition, the Company will provide a supplemental pension arrangement to Mr. Zampetis. The Company and Mr. Zampetis will negotiate change of control provisions as well as other standard provisions that will be included in his employment arrangement. The final terms of the employment arrangement will be reflected in written agreements to be entered into by the Company and Mr. Zampetis. These definitive agreements will be filed as exhibits to a periodic report filed by the Company with the Securities and Exchange Commission.

Your Board of Directors Recommends a Vote FOR This Proposal.

      APPROVAL OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   The Board of Directors recommends a vote for approval of the appointment of PricewaterhouseCoopers LLP, as the independent certified public accountants of the Company and its subsidiaries, to audit the books and accounts for the Company and its subsidiaries for the fiscal year ended October 31, 2002. During fiscal 2001, PricewaterhouseCoopers LLP examined the financial statements of the Company and its subsidiaries, including those set forth in the 2001 Annual Report. It is expected that representatives of PricewaterhouseCoopers LLP will attend the Annual Meeting, with the opportunity to make a statement if they so desire, and will be available to answer appropriate questions.

Your Board of Directors Recommends a Vote FOR This Proposal.

       SUBMISSION OF STOCKHOLDERS' PROPOSALS AND ADDITIONAL INFORMATION.

   The Company must receive by October 30, 2002 any proposal of a stockholder intended to be presented at the 2003 annual meeting of stockholders of the Company (the "2003 Meeting") and to be included in the Company's proxy, notice of meeting and proxy statement related to the 2003 Meeting pursuant to Rule 14a-8 under the Exchange Act. Such proposals must be addressed to the Company, 5389 W. 130th Street, Cleveland, Ohio 44130-1094 and should be submitted to the attention of Stephen E. Graham by certified mail, return receipt requested. Proposals of stockholders submitted outside the processes of Rule 14a-8 under the Exchange Act in connection with the 2003 Meeting ("Non-Rule 14a-8 Proposals") must be received by the Company by January 13, 2003 or such proposals will be considered untimely under Rule 14a-4(c) of the Exchange Act. The Company's proxy related to the 2003 Meeting will give discretionary authority to the proxy holders to vote with respect to all Non-Rule 14a-8 Proposals received by the Company after January 13, 2003.

   The Company will furnish without charge to each person whose proxy is being solicited, upon written request of any such person, a copy of the Annual Report on Form 10-K of the Company for the fiscal year ended October 31, 2001, as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to: Stephen E. Graham, Chief Financial Officer, Shiloh Industries, Inc., 5389 W. 130th Street, Cleveland, Ohio 44130-1904.

                            SOLICITATION OF PROXIES

   The Company will bear the costs of soliciting proxies from its stockholders. In addition to the use of the mails, proxies may be solicited by the Directors, officers and employees of the Company by personal interview, telephone or telegram. Such Directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection with such solicitation. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection with such solicitation.

                                 OTHER MATTERS

   The Directors know of no other matters which are likely to be brought before the Annual Meeting. The Company did not receive notice by January 12, 2002 of any other matter intended to be raised by a stockholder at the Annual Meeting. Therefore, the enclosed proxy card grants to the persons named in the proxy card the authority to vote in their best judgment regarding all other matters properly raised at the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ David J. Hessler

                                          DAVID J. HESSLER
                                          Secretary

February 27, 2002

   IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. EVEN IF YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --

PROXY                                                                     PROXY

                            SHILOH INDUSTRIES, INC.

      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
            FOR THE ANNUAL STOCKHOLDERS MEETING ON MARCH 27, 2002.

   The undersigned hereby constitutes and appoints Ronald C. Houser, John J. Tanis and David J. Hessler, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the annual meeting of stockholders of Shiloh Industries, Inc. to be held at The MTD Products Lodge, 5903 Grafton Road, Valley City, Ohio 44280 on Wednesday, March 27, 2002, at 10:00 a.m., and at any adjournments or postponements thereof, as follows and in accordance with their judgment upon any other matters coming before said meeting.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, AND SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF DIRECTIONS ARE NOT INDICATED, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.
                                                    (change of address)

            SEE REVERSE SIDE                 ----------------------------------

  PLEASE MARK, DATE AND SIGN THIS PROXY      ----------------------------------
 AND RETURN IT IN THE ENCLOSED ENVELOPE.
                                             ----------------------------------
 (CONTINUED AND TO BE SIGNED ON REVERSE
                 SIDE.)                      ----------------------------------
                                             (If you have written in the above
                                                   space, please mark the
                                              corresponding box on the reverse
                                                    side of this card.)

                              FOLD AND DETACH HERE

-- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- -- --

                            SHILOH INDUSTRIES, INC.
   PLEASE MARK VOTE IN CIRCLE IN THE FOLLOWING MANNER USING DARK INK ONLY. .

1. Election of Directors --
   Nominees: Curtis E. Moll and Theodore
   K. Zampetis                            For Withhold For All*
                                          All   All     Except
   ________________                       [_]   [_]       [_]
   *(Write nominee exception above)
2. Approval of issuance of Common Stock
   to Theodore K.                         For  Against  Abstain
   Zampetis pursuant to his employment
   arrangement                             [_]   [_]       [_]
3. Approval of PricewaterhouseCoopers
   LLP as                                 For  Against  Abstain
   Independent Accountants                 [_]   [_]       [_]

                                             To attend meeting, mark the
                                             box. [_]
                                             To change your address, mark
                                             the box. [_]

                                             Dated: _______________________

                                             Signature(s) _________________

                                             NOTE: Please sign exactly as
                                             name appears hereon. Joint
                                             owners should each sign. When
                                             signing as attorney,
                                             executor, administrator,
                                             trustee or guardian, please
                                             give full title as such.

                            YOUR VOTE IS IMPORTANT.
 PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.